UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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BRIDGELINE DIGITAL, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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May 15, 2017

Dear Stockholder:

I am pleased to invite you to attend Bridgeline Digital, Inc.'s Annual Meeting of Stockholders to be held on June 29, 2017. The meeting will begin promptly at 9:00 a.m. Eastern Time at the Company’s corporate headquarters located at 80 Blanchard Road, Burlington, Massachusetts 01803.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. It also describes how the board of directors operates and provides information about our director candidates.

I look forward to sharing more information with you about Bridgeline at the Annual Meeting. Whether or not you plan to attend, I encourage you to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Sincerely,

Roger Kahn President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 A.M. on June 29, 2017

To the Stockholders of Bridgeline Digital, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of BRIDGELINE DIGITAL, INC. (the "Company") will be held on June 29, 2017 at 9:00 A.M. at the Company’s corporate headquarters located at 80 Blanchard Road Burlington, Massachusetts, 01803 to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

1.	To elect one director to serve on our Board of Directors for a term of three years;

2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by a ratio of up to one-for-five;

3.	To approve an adjournment of the Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 2;

4.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2017; and

5.	To hold an advisory vote to approve the compensation of the Company’s named executive officers (the “say-on-pay” vote).

The Board of Directors has fixed the close of business on May 15, 2017 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of Common Stock and Series A Preferred Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for the ten days prior to the date of the Meeting at the principal executive offices of the Company. The list will also be available at the Meeting.

Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

By Order of the Board of Directors Michael D. Prinn Assistant Secretary May 15, 2017

Requests for additional copies of the proxy materials and the Company's Annual Report for its fiscal year ended September 30, 2016 should be addressed to Shareholder Relations, Bridgeline Digital, Inc., 80 Blanchard Road, Burlington, Massachusetts 01803. This material will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 29, 2017: The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 30, 2016 are available at https://www.bridgelinedigital.com/proxy

Proxy Statement

Annual Meeting of Stockholders

June 29, 2017

The enclosed proxy is solicited by the management of Bridgeline Digital, Inc. in connection with the Annual Meeting of Stockholders (the “Meeting” of the “Annual Meeting”) to be held on June 29, 2017 at 9:00 A.M. at the Company’s headquarters located at 80 Blanchard Road, Burlington, Massachusetts and any adjournment thereof. The Board of Directors of the Company (the "Board of Directors") has set the close of business on May 15, 2017 as the record date for the determination of stockholders entitled to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions to:

1.	To elect one director to serve on our Board of Directors for a term of three years;
2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by a ratio of up to one-for-five;

3.	To approve adjournment of the Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 2;
4.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2017; and
5.	To hold an advisory vote to approve the compensation of the Company’s named executive officers (the “say-on-pay” vote)

The Proxy Statement, the attached Notice of Meeting, the enclosed form of proxy and a copy of our Annual Report on Form 10-K for the year ended September 30, 2016 (the “Annual Report”) are being mailed to stockholders on or about May 18, 2017. The Company's principal executive offices are located at 80 Blanchard Road, Burlington, Massachusetts 01803, and its telephone number at that location is (781) 376-5555.

The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation will include the costs of supplying necessary additional copies of the solicitation materials and our Annual Report to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and Annual Reports to such beneficial owners. Solicitation of proxies may also include solicitation by telephone, fax, electronic mail, or personal solicitations by Directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company may engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

Stockholders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), at the close of business on May 15, 2017, the record date for the Meeting, will be entitled to receive notice of, and to vote at, the Meeting. As of May 15, 2017, there were issued and outstanding 20,967,876 shares of Common Stock, all of which are entitled to vote. Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted at the Meeting.

In addition, as of May 15, 2017, there were issued and outstanding 236,438 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”). Each shareholder of record of Series A Preferred Stock outstanding at the close of business on the record date is entitled to receive notice of, and to vote, on an as-converted to Common Stock basis, at the Meeting. Each share of Series A Preferred Stock outstanding at the close of business on the record date is entitled to 3.03 votes on each matter that is voted at the Meeting. Therefore, the holders of our outstanding shares of Series A Preferred Stock have an aggregate of 716,408 votes on matters to come before the Meeting, which represents 12% of our outstanding voting securities.

Stockholders may vote by proxy over the Internet, over the telephone, or by mail. The procedures for voting by proxy are as follows:

●	To vote by proxy over the Internet, go to www.voteproxy.com to complete an electronic proxy card;

●	To vote by proxy over the telephone, dial the toll-free phone number (1-800-776-9437) listed on your proxy card and following the recorded instructions; or

●	To vote by proxy by mail you must complete, sign and date your proxy card and return it promptly in the envelope provided.

Stockholders of record may also vote in person at the annual meeting.

The representation in person or by proxy of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Meeting is necessary to establish a quorum for the transaction of all business to come before the Meeting. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter.

If a stockholder holds shares beneficially in street name and does not provide its broker with voting instructions, the shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. All proposals, except for Proposal 3, are non-routine proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote and have no effect on the voting on such matter.

Directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions and broker non-votes as to this election do not count as votes for or against such election.

All of the other proposals at the meeting require the favorable vote of a majority of the votes cast on the matter. Abstentions will have the same effect as a vote against the matter, and broker non-votes will have no effect on the outcome of voting on these matters.

PROPOSAL 1

ELECTION OF DIRECTOR

The Company’s Board of Directors currently consists of five (5) directors and is divided into three (3) classes. Directors in each class are generally elected to serve for three-year terms that expire in successive years.

The following director is nominated to hold office for a three-year term expiring in 2020. To be elected at the Meeting, the director nominee must be approved by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

(1)     Michael Taglich

Management has no reason to believe that Mr. Taglich will be unable to serve. In the event Mr. Taglich is no longer unavailable to serve as a director, the proxies may be voted for the election of such person who may be designated by the Board of Directors.

Required Vote and Recommendation

Under our Certificate of Incorporation, the election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at an annual meeting of stockholders. The nominee receiving the highest number of affirmative votes at the Annual Meeting will be elected. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of Mr. Taglich.

The Board recommends that the stockholders vote “FOR” the election of Mr. Taglich to serve for a three year term, until the Company’s 2020 annual meeting of stockholders.

The following table sets forth certain information as to our current directors:

Name	Age	Position with the Company	Director Since

Joni Kahn*	62	Chairperson of the Board, Chair of the Compensation Committee and Member of the Audit and Nominating and Corporate Governance Committees	2012

Kenneth Galaznik*	65	Director, Chair of the Audit Committee and Member of the Compensation Committee	2006

Scott Landers*	46	Director, Chair of Nominating and Corporate Governance Committee and Member of the Audit and Compensation Committees	2010

Michael Taglich	52	Director	2013

Robert Taglich (1)	50	Director	2016

*Independent director as defined under the rules of the Nasdaq Stock Market.

(1) Robert Taglich’s appointment expires as of the date of the 2017 meeting and he will not be seeking election to the board for another term.

Joni Kahn has been a member of our Board of Directors since April 2012. Ms. Joni Kahn and Mr. Roger Kahn, the Company’s President and Chief Executive Officer, are not related. In May 2015, Ms. Kahn was appointed Chairperson of the Board of Directors. She also serves as the Chair of the Compensation Committee and is a member of the Audit and Nominating and Governance Committees. Ms. Kahn has over thirty years of operating experience with high growth software and services companies with specific expertise in the SaaS (Software as a Service), ERP (Enterprise Resource Planning) Applications, Business Intelligence and Analytics and CyberSecurity segments. From 2013 to 2015, Ms. Kahn was the Senior Vice President of Global Services for Big Machines, Inc., which was acquired by Oracle in October 2013. From 2007 to 2012, Ms. Kahn was Vice President of Services for HP’s Enterprise Security Software group. From 2005 to 2007, Ms. Kahn was the Executive Vice President at BearingPoint where she managed a team of over 3,000 professionals and was responsible for North American delivery of enterprise applications, systems integration and managed services solutions. Ms. Kahn also oversaw global development centers in India, China and the U.S. From 2002 to 2005, Ms. Kahn was the Senior Group Vice President for worldwide professional services for Business Objects, a business intelligence software maker based in San Jose, where she led the applications and services division that supported that company's transformation from a products company to an enterprise solutions company. Business Objects was acquired by SAP in 2007. From 2000 to 2007, Ms. Kahn was a Member of the Board of Directors for MapInfo, a global location intelligence solutions company. She was a member of MapInfo’s Audit Committee and the Compensation Committee. MapInfo was acquired by Pitney Bowes in 2007. From 1993 to 2000, Ms. Kahn was an Executive Vice President and Partner of KPMG Consulting, where she helped grow the firm’s consulting business from $700 million to $2.5 billion. Ms. Kahn received her B.B.A in Accounting from the University of Wisconsin – Madison.

Kenneth Galaznik has been a member of our Board of Directors since 2006. Mr. Galaznik is the Chairman of the Company’s Audit Committee and serves as a member of the Compensation Committee. From 2005 to 2016, Mr. Galaznik was the Senior Vice President, Chief Financial Officer and Treasurer of American Science and Engineering, Inc., a publicly held supplier of X-ray inspection and screening systems with a public market cap of over $200 million. Mr. Galaznik retired from his position at American Science and Engineering on March 31, 2016. From August 2002 to February 2005, Mr. Galaznik was Vice President of Finance of American Science and Engineering, Inc. From November 2001 to August 2002, Mr. Galaznik was self-employed as a consultant. From March 1999 to September 2001, he served as Vice President of Finance at Spectro Analytical Instruments, Inc. and has more than 35 years of experience in accounting and finance positions. Mr. Galaznik holds a B.B.A. degree in accounting from The University of Houston. Mr. Galaznik brings extensive experience to our Board and our Audit Committee as an experienced senior executive, a financial expert, and as chief financial officer of a publicly-held company.

Scott Landers has been a member of our Board of Directors since 2010. Mr. Landers is the Chair of the Nominating and Corporate Governance Committee and serves as a member of the Audit and Compensation Committees. Mr. Landers was named President and Chief Executive Officer of Monotype Imaging Holdings, Inc. on January 1, 2016 after serving as the company’s Chief Operating Officer since early 2015 and its Chief Financial Officer, Treasurer and Assistant Secretary since joining Monotype in July 2008. Monotype is a publicly-held company and is a leading provider of typefaces, technology and expertise that enable the best user experiences and sure brand integrity. Prior to joining Monotype, from September 2007 until July 2008, Mr. Landers was the Vice President of Global Finance at Pitney Bowes Software, a $450 million division of Pitney Bowes, a leading global provider of location intelligence solutions. From 1997 until September 2007, Mr. Landers held several senior finance positions, including Vice President of Finance and Administration, at MapInfo, a publicly-held company which was acquired by Pitney Bowes in April 2007. Earlier in his career, Mr. Landers was a Business Assurance Manager with Coopers & Lybrand. Mr. Landers holds a bachelor's degree in accounting from Le Moyne College in Syracuse, N.Y. and a master’s degree in business administration from The College of Saint Rose in Albany, N.Y. Mr. Landers brings extensive experience to our Board and our Audit Committee as an experienced senior executive, a financial expert, and as chief executive officer and a chief financial officer of a publicly-held company.

Michael Taglich has been a member of our Board of Directors since 2013. He is the Chairman and President of Taglich Brothers, Inc., a New York City based securities firm which he co-founded in 1992 with his brother Robert Taglich. Taglich Brothers, Inc. focuses on public and private micro-cap companies in a wide variety of industries. He is currently the Chairman of the Board of each Air Industries Group Inc., a publicly traded aerospace and defense company (NYSE AIRI), and BioVentrix, Inc., a privately held medical device company whose products are directed at heart failure treatment. He also serves as a director of a number of other private companies, and is a director of Icagen Inc, a drug screening company. Michael Taglich brings extensive professional experience which spans various aspects of senior management, including finance, operations and strategic planning. Mr. Taglich has more than 30 years of financial industry experience, and served on his first public company board over 20 years ago.

        Robert Taglich has been a member of our Board of Directors since May 2016. He is the Co-Founder and Senior Director of Taglich Brothers, Inc., a New York City based securities firm which he co-founded in 1992 with his brother, Michael Taglich. Taglich Brothers, Inc. focuses on public and private micro-cap companies in a wide variety of industries. He is currently a board member of BioVentrix, Inc., a privately held medical device company whose products are directed at heart failure treatment. Robert Taglich brings extensive professional experience which spans various aspects of senior management, including finance, operations and strategic planning. Mr. Taglich has more than 30 years of financial industry experience. Robert Taglich’s appointment currently expires as of the date of the 2017 meeting and he will not be seeking election to the board for another term.

Executive Officers

The following table sets forth certain information as to our executive officers who are not also directors:

Name	Age	Position with the Company
Roger Kahn	48	President and Chief Executive Officer
Michael D. Prinn	43	Executive Vice President and Chief Financial Officer

Roger Kahn has been our President and Chief Executive Officer since May 2016. Mr. Kahn joined the Company as the Chief Operating Officer in August 2015. In December 2015, the Board of Directors appointed him Co-Interim Chief Executive Officer and President alongside Mr. Michael Prinn, the Company’s Chief Financial Officer. Prior to joining Bridgeline Digital, Mr. Kahn co-founded FatWire, a leading content management and digital engagement company. As the General Manager and Chief Technology Officer of FatWire, Mr. Kahn built the company into a global corporation with offices in thirteen countries and annual revenues of $40 million. Fatwire was acquired by Oracle in 2011 for $160 million. Mr. Kahn received his Ph.D in Computer Science and Artificial Intelligence from the University of Chicago.

Michael Prinn has been our Executive Vice President and Chief Financial Officer since October 2012. In addition to his duties as Chief Financial Officer, Mr. Prinn acted as Co-Interim Chief Executive Officer and President alongside Mr. Roger Kahn from December 2015 until Mr. Kahn’s appointment to President and Chief Executive Officer in May 2016. Mr. Prinn joined Bridgeline Digital in August 2010 as our Vice President of Finance as was subsequently promoted to the position of Chief Accounting Officer and Executive Vice President of Finance. Prior to joining Bridgeline Digital, from 2006 to 2010, Mr. Prinn was a Senior Manager and Controller at Sapient, a $1.4 billion publicly-held global integrated marketing and technology services company. From 2003 to 2006 Mr. Prinn was the Corporate Controller for SensAble Technologies, a developer of 3D touch-enabled digital solutions. Prior to joining SensAble Technologies, Mr. Prinn was an Audit Manager in Arthur Andersen’s High Tech Audit Practice. Mr. Prinn received his B.S. in Accounting from Boston College and is a Certified Public Accountant.

Certain Relationships and Related Transactions

Item 404(d) of Regulation S-K requires the Company to disclose any transaction or proposed transaction which occurred since the beginning of the two most recently completed fiscal years in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of the last two completed fiscal years in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company's Common Stock, or an immediate family member of any of those persons.

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between the Company and any related person would need to be approved by our Audit Committee prior to the Company entering into such transaction.

In October 2013, Mr. Michael Taglich joined the Board of Directors. Michael Taglich is the Chairman and President of Taglich Brothers, Inc. a New York based securities firm. Taglich Brothers, Inc. were the Placement Agents for many of the Company’s private offerings in 2012, 2013, 2014, and 2016. They were also the Placement Agent for the Company’s $3 million subordinated debt offering in 2013 and the Series A Preferred stock sale in 2015. Michael Taglich beneficially owns approximately 22% of Bridgeline stock.

Michael Taglich has personally guaranteed $2 million in connection with the Company’s out of formula borrowings on its credit facility (the “Guaranty”) with its lenders. In consideration of the Guaranty to the Company’s lender, on January 7, 2015, the Company issued Michael Taglich a warrant to purchase 60,000 shares of Common Stock of the Company at a price equal to $4.00 per share. Bridgeline also entered into a side letter with Michael Taglich pursuant to which Bridgeline agreed in the event the Guaranty remains outstanding for a period of more than 12 months, on each anniversary of the date of issuance of the Guaranty while the Guaranty remains outstanding Bridgeline will issue Michael Taglich a warrant to purchase 30,000 shares of Common Stock, which warrant shall contain the same terms as the warrant issued to Michael Taglich on January 7, 2015. The Guaranty has remained outstanding for a period of more than 12 months. Warrants to purchase 30,000 shares of Common Stock were issued to Michael Taglich in January 2016 and a warrant for another 30,000 shares of Common Stock was issued in January 2017 at a price of $4.00.

Robert Taglich was appointed to the Company’s Board of Directors in May 2016. Robert Taglich beneficially owns approximately 8% of Bridgeline stock. Robert Taglich was a consultant to the Company prior to his appointment to the Board of Directors. As compensation for his consulting services, Robert Taglich was granted 15,000 options to purchase the Company’s Common Stock on November 20, 2015 at a price of $1.21. The fair value of the options at the time of grant was $0.83 per share.

On March 21, 2014, the Company entered into a Placement Agent Agreement with Taglich Brothers, Inc. engaging Taglich Brothers, Inc. to provide services as a placement agent in a proposed private placement. In return for the services provided, the Company paid Taglich Brothers, Inc. a cash commission equal to 8% of the amount raised by the Company in the private placement and issued affiliates of Taglich Brothers five year warrants to purchase such number of shares of Common Stock equal to 10% of the equity issued in the private placement at an exercise price of $5.25 per share.

On October 15, 2014, the Company entered into a Placement Agent Agreement with Taglich Brothers, Inc. engaging Taglich Brothers, Inc. to provide services as a placement agent in a proposed private placement. In return for the services provided, the Company paid Taglich Brothers, Inc. a cash commission equal to 8% of the amount raised by the Company in the private placement and issued affiliates of Taglich Brothers five year warrants to purchase such number of shares of Common Stock equal to 10% of the equity issued in the private placement at an exercise price of $3.25 per share.

On March 14, 2016, the Company entered into a Placement Agent Agreement with Taglich Brothers, Inc. engaging Taglich Brothers, Inc. to provide services as a placement agent in a proposed private placement. In return for the services provided, the Company will pay Taglich Brothers, Inc. a cash commission equal to 8% of the amount raised by the Company in the private placement and will issue affiliates of Taglich Brothers five year warrants to purchase such number of shares of Common Stock equal to 10% of the equity issuable in the private placement at an exercise price equal to the closing price of the Common Stock on the date of issuance of the warrants.

During the period of January 2015 through February 2016, the Company issued term notes totaling $3 million to certain officers and directors: Roger Kahn, Michael Taglich and Robert Taglich. Term notes totaling $2.45 million were issued to Michael Taglich from the period of January 2015 through February 2016. Term notes totaling $450,000 were issued to Robert Taglich in December 2015 and February 2016. A term note in the amount of $100,000 was issued to Roger Kahn in February 2016. Roger Kahn is the Company’s President and Chief Executive Officer. On April 29, 2016, the shareholders of the Company approved the proposal for the issuance of up to 4,700,000 shares of the Company’s Common Stock upon conversion of the outstanding term notes to common stock. In May 2016, each of Roger Kahn, Michael Taglich and Robert Taglich converted all outstanding principal and accrued but unpaid interest due under such outstanding term notes into shares of Common Stock of the Company at a conversion price of $0.75 per share. In connection with the conversion, a total of 4,338,822 shares of Common Stock were issued, as follows: Roger Kahn received 136,178 shares of Common Stock, Michael Taglich received 3,576,045 shares of Common Stock and Robert Taglich received 626,599 shares of Common Stock. The Taglich Brothers, Inc acted as the Placement Agent for the conversion of these notes and were granted warrants to purchase 433,883 shares of Common Stock at a price of $0.75 per share. Included in the distribution were 175,600 warrants to Michael Taglich and 142,758 warrants to Robert Taglich. The warrants expire in five years.

In connection with a private offering in May 2016, the Taglich Brothers, Inc. were granted Placement Agent warrants to purchase 266,668 shares of Common Stock at a price of $0.75 per share. The warrants expire in five years.

In connection with a private offering in July 2016, the Taglich Brothers, Inc. were granted Placement Agent warrants to purchase 220,000 shares of Common Stock at a price of $0.92 per share. Included in the distribution were 44,320 warrants to Michael Taglich and 36,180 warrants to Robert Taglich. The warrants expire in five years.

The Company also had an annual service contract for $18,000 for fiscal 2016 with Taglich Brothers, Inc. to perform market research and many of the employees of Taglich Brothers, Inc. are investors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after May 1, 2017 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is our address, 80 Blanchard Road, 2nd Floor, Burlington, Massachusetts 01803.

The following table sets forth as of May 1, 2017, the beneficial ownership of our Common Stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. At the close of business on May 1, 2017 there were issued and outstanding 20,967,876 shares of our Common Stock entitled to cast 20,967,876 votes and 236,438 shares of Series A Preferred Stock. On May 1, 2017 the closing price of our Common Stock as reported on the Nasdaq Capital Market was $0.76 per share.

Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

This information is based upon information received from or on behalf of the individuals named herein.

Name and Address	Number of Shares Owned		Percent of Shares Outstanding
Michael Taglich	4,773,312	(1)	22.04%
Robert Taglich	1,728,439	(2)	8.07%
Roger Kahn	625,651	(3)	2.97%
Kenneth Galaznik	122,502	(4)	*
Scott Landers	111,390	(5)	*
Joni Kahn	105,710	(6)	*
Michael Prinn	86,650	(7)	*
All current executive officers and directors as a group (7)	7,553,654	(8)	33.83%

*less than 1%

(1)

Includes 657,733 shares issuable upon the exercise of warrants, and 30,000 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017). Also includes 8,696 shares and 600 shares issuable upon the exercise of warrants owned by Mr. Taglich’s spouse.

(2)

Includes 243,351 shares issuable upon the exercise of warrants, 183,037 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, and 16,666 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017).

(3)	Includes 77,000 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017).
(4)	Includes 32,000 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017).
(5)

Includes 26,000 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017). Includes 2,000 shares of Common Stock owned by Mr. Landers’ children.

(6)	Includes 19,000 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017).
(7)	Includes 77,000 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017).
(8)	Includes 277,666 shares of Common Stock subject to currently exercisable options (includes options that will become exercisable within 60 days of May 1, 2017).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended September 30, 2016 and September 30, 2015 for our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers on September 30, 2016. We refer to these officers as our named executive officers.

Name and	Fiscal			Option	All Other
Principal Position	Year End	Salary	Bonus	Awards (2)	Compensation (3)	Total

Roger Kahn (1)	2016	$300,000	$23,438	$644,490	$11,230	$979,158
President and Chief
Executive Officer	2015	$31,818	$-	$156,744	$-	$188,562

Thomas Massie (4)	2016	$92,300	$-	$-	$312,500	$404,800
Former President and Chief
Executive Officer and Director	2015	$375,000	$-	$-	$-	$375,000

Michael Prinn (5)	2016	$250,000	$14,063	$124,550	$-	$388,613
Executive Vice President
and Chief Financial Officer	2015	$225,000	$-	$-	$-	$225,000

(1)

Roger Kahn is the Company’s current President and Chief Executive Officer. He was appointed Co-Interim Chief Operating Officer and President on December 1, 2015, and then appointed President and Chief Executive Officer on May 1, 2016.

(2)

Represents the aggregate grant date fair value of the entire stock option awards for the fiscal years ended September 30, 2016 and 2015, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding the impact of estimated forfeitures of stock options. None of the stock option awards listed above were exercised in the fiscal years ended September 30, 2016 and 2015, and the amounts set forth above do not represent amounts actually received by the executives.

(3)

Amounts paid to Mr. Kahn represent reimbursement for living expenses per Mr. Kahn’s Employment Agreement. Amounts paid to Mr. Massie represent payments in connection to his Separation and Advisor Agreement. (See Employment Agreements below).

(4)	Mr. Massie resigned from his position of President and Chief Executive Officer and Director on December 1, 2015.

(5)

In addition to his duties as Chief Financial Officer, Michael Prinn was appointed Co-Interim Chief Operating Officer and President on December 1, 2015 until Mr. Kahn’s appointment to President and Chief Operating Officer on May 1, 2016.

Employment Agreements

Roger Kahn

         We have entered into an employment agreement with Roger Kahn, our President and Chief Executive Officer, to provide executive management services. The agreement had an initial term of thirteen months beginning August 24, 2015 and terminating on September 30, 2016. It was amended on May 1, 2016 (“First Amendment”) to extend through September 30, 2017. The First Amendment includes a reimbursement for living expenses directly related to accommodations and utilities for an apartment near the Company’s corporate headquarters in an amount not to exceed $2,900 per month. The agreement renews for successive periods of one year if the Company provides written notice of renewal not less than 60 days prior to the end of the initial term or any applicable succeeding term. The agreement may be terminated by (i) us, in the event of Mr. Kahn's death, resignation, retirement or disability, or for or without cause, or (ii) Mr. Kahn for good reason. In the event that Mr. Kahn is terminated by us without cause or Mr. Kahn resigns for good reason, he is entitled to receive severance payments equal to twelve months of salary and one full quarterly bonus. In addition, any stock option awards that are not exercisable will be immediately vested and exercisable.

Thomas Massie

Mr. Massie resigned as President and Chief Executive Officer and Director on December 1, 2015. In accordance with his Separation and Advisor Agreement, effective December 1, 2015, Mr. Massie received a gross payment of $31,250 per month for sixteen months. In addition, Mr. Massie received 100% coverage of the associated premiums for medical and dental coverage during such sixteen month period.

Michael Prinn

         We have entered into an employment agreement with Michael Prinn, our Executive Vice President and Chief Financial Officer, to provide executive management services. Mr. Prinn’s employment agreement is effective for the period of twelve months commencing October 1, 2015 and was renewed for an additional twelve months. The agreement may be terminated by (i) us, in the event of Mr. Prinn's death, resignation, retirement or disability, or for or without cause, or (ii) Mr. Prinn for good reason. In the event that Mr. Prinn is terminated by us without cause or Mr. Prinn resigns for good reason, he is entitled to receive severance payments equal to twelve months of salary and bonus. In addition, any stock option awards that are not exercisable will be immediately vested and exercisable.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2016.

Name	Grant Date	Number of Securities Underlying Unexercised Options Excercisable (1)(2)	Number of Securities Underlying Unexercised Options Unexercisable (1)(2)	Exercise price ($/sh)	Option Expiration Date
Roger Kahn (1)	08/24/2015	66,666	133,334	$1.15	08/24/2025
	08/19/2016	-	1,111,189	$0.82	08/19/2026
		66,666	1,244,523

Michael Prinn (1)	10/28/2011	12,000	-	$3.35	10/28/2021
	11/29/2011	10,000	-	$3.25	11/29/2021
	10/19/2012	15,000	-	$8.20	10/19/2022
	12/09/2013	10,000	5,000	$5.60	12/09/2023
	12/09/2015	-	75,000	$1.18	12/09/2025
	08/19/2016	-	110,000	$0.82	08/19/2026
		47,000	190,000

(1)	Shares vest in equal installments upon the anniversary date of the grant over three years.

(2)

Stock option awards granted as part of October 28, 2011 repricing program, offered employees the opportunity to exchange and forfeit options previously granted for new options grants of the same amount with a) a grant exercise price of $3.35, the fair market value on October 28, 2011 and b) a new three-year vesting schedule beginning October 28, 2011. Mr. Prinn exchanged 12,000 previously granted options for a new grant with an incremental grant date fair value of $6,600.

(3)	Thomas Massie did not have any outstanding stock options as of September 30, 2016.

COMPENSATION OF DIRECTORS

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers as of the fiscal year ended September 30, 2016.

Name	Fees Earned or Paid in Cash and Stock (1)	Option Awards (2)	All Other Compensation	Total
Joni Kahn	$146,000	$3,780	—	$149,780
Kenneth Galaznik	$28,000	$3,780	—	$31,780
Scott Landers	$26,000	$3,780	—	$29,780
Michael Taglich	$18,000	$3,780	—	$21,780
Robert Taglich	$8,000	$2,500	—	$10,500

(1)

In lieu of cash payment for board services, our directors were issued restricted Common Stock, which vested on September 30, 2016. Ms. Kahn received an additional $120,000 in cash payments for her services as the Chair of the Board.

During fiscal 2016, a total of 118,650 restricted Common Stock shares were issued with a fair market value at the date of grant of $106,000, as follows:

Name	Shares Issued	Fair Market Value
Joni Kahn	28,571	$26,000
Kenneth Galaznik	30,769	$28,000
Scott Landers	28,571	$26,000
Michael Taglich	19,780	$18,000
Robert Taglich	10,959	$8,000
Total	118,650	$106,000

(2)	Represents aggregate grant date fair value of the entire stock option awards for the fiscal year ended September 30, 2016 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), excluding the estimated impact of forfeitures of stock option grants. None of the stock option awards listed above were exercised in the fiscal year ended September 30, 2016, and the amounts set forth above do not represent amounts actually received by the Directors.

(3)

The following table sets forth the following aggregate number of shares under outstanding stock options plans held by Directors who are not named executive officers as of the fiscal year ended September 30, 2016.

Name	Number of Shares Underlying Outstanding Stock Options
Joni Kahn	25,000
Kenneth Galaznik	38,000
Scott Landers	32,000
Michael Taglich	36,000
Robert Taglich	20,000

a). In consideration for a loan to the Company of $250,000, Michael Taglich received 15,000 options to purchase the Company’s Common Stock on November 20, 2015 at a price of $1.21. The fair value of the options at the time of grant was $0.83 per share. The shares vest in equal installments upon the anniversary date of the grant over three years.

b). In consideration for consulting services to Company, Robert Taglich received 15,000 options to purchase the Company’s Common Stock on November 20, 2015 at a price of $1.21. The fair value of the options at the time of grant was $0.83 per share. The shares vest in equal installments upon the anniversary date of the grant over three years.

The non-employee members of the Company's Board of Directors are compensated as follows:

●

Option Grants. Unless otherwise determined by the Board of Directors, outside directors each receive annual grants of options to purchase 2,000 shares of our Common Stock at an exercise price equal to the fair market value of the shares on the date of grant. The options vest over three years in equal installments on the anniversary of grant. New directors receive options to purchase 5,000 shares of our Common Stock at the then current fair market value upon election to the Board. During the fiscal year ended September 30, 2016, outside directors each received stock options to purchase 6,000 shares of Common Stock, with the exception of Robert Taglich who received 5,000 shares for his initial appointment to the Board.

●

Compensation. Each outside director receives an annual retainer of $12,000 and is compensated $1,500 for each meeting such director attends in person. Members of the Audit Committee receive additional annual compensation of $3,000.

●

Committee Chair Bonus. The Chair of our Audit Committee receives an additional annual fee of $10,000. The Chairs of our Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual fee of $5,000. These fees are payable in lump sums in advance. Other directors who serve on our standing committees, other than the Audit Committee, do not receive additional compensation for their committee services.

●	Chairperson of the Board Compensation. The Chairperson of the Board currently receives compensation of $10,000 per month for duties and responsibilities thereunder, as a non-employee of the Company.

OTHER INFORMATION CONCERNING THE COMPANY AND THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the Company's fiscal year ended September 30, 2016, the Board of Directors held five (5) meetings and acted three (3) times by unanimous written consent. During fiscal 2016, each director attended each meeting. The Chairman was present at all meetings. The Company encourages Board members to attend the Annual Meeting.

Structure of the Board of Directors

Ms. Joni Kahn, an independent director, was appointed as Chairperson of the Board in May 2015. The Board of Directors determined that it would be beneficial to the Company to separate the offices of Chief Executive Officer and Chairperson of the Board in order to allow the Chief Executive Officer to focus on the Company’s operations and execution of its business plan while the Chairperson of the Board would focus on the Company’s strategic plan. The Board of Directors believes that Ms. Kahn’s service as Chairperson of the Board will further help extend the Company’s footprint into both the enterprise and multi-unit technology sectors.

The Board of Directors’ Role in Risk Oversight

The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board of Directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial and strategic risks. The Audit Committee focuses on risks related to accounting, internal controls, and financial and tax reporting and related party transactions. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee identifies and oversees risks associated with our executive compensation policies and practices.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting processes. The Audit Committee is responsible for making recommendations to the Board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Our Audit Committee is comprised of Mr. Galaznik (Chair), Ms. Kahn and Mr. Landers. Our Board has determined that each of the members of the Audit Committee meet the criteria for independence under the standards provided by the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of such charter is available on the Company's website, www.bridgeline.com. During Fiscal 2016, the Audit Committee met five (5) times. Each member of the Audit Committee attended each such meeting. The Chairman of the Audit Committee was present at all meetings.

Audit Committee Financial Expert. Our Board has also determined that each of Mr. Galaznik and Mr. Landers qualifies as an "audit committee financial expert" as defined under Item 407(d) (5) of Regulation S-K and as an independent director as defined by the Nasdaq listing standards.

Compensation Committee

The Compensation Committee evaluates the performance of our senior executives, considers the design and competitiveness of our compensation plans, including the review of independent research and data regarding compensation paid to executives of public companies of similar size and geographic location, reviews and approves senior executive compensation and administers our equity compensation plans. In addition, the Committee also conducts reviews of executive compensation to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee is comprised of Ms. Kahn (Chair), Mr. Galaznik and Mr. Landers, all of whom are independent directors. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of such charter is available on the Company's website, www.bridgeline.com. During Fiscal 2016, the Compensation Committee met seven times (7) and acted three (3) times by unanimous written consent.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee identifies candidates for future Board membership and proposes criteria for Board candidates and candidates to fill Board vacancies, as well as a slate of directors for election by the shareholders at each annual meeting. The Nominating and Governance Committee also annually assesses and reports to the Board on Board and Board Committee performance and effectiveness and reviews and makes recommendations to the Board concerning the composition, size and structure of the Board and its committees. A copy of such charter is available on the Company's website, www.bridgeline.com. Our Nominating and Governance Committee is comprised of Mr. Landers (Chair) and Ms. Kahn, each of whom are independent directors. During Fiscal 2016, the Nominating and Governance Committee met five (5) times.

Communications with the Board of Directors

The Company encourages stockholder communications with the Board of Directors. Interested persons may directly contact any individual member of the Board of Directors by contacting Shareholder Relations, Bridgeline Digital, Inc., 80 Blanchard Road, Burlington, Massachusetts 01803.

Audit Committee Report

The Audit Committee consists of three independent directors, all of whom are "independent directors" within the meaning of the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. The Audit Committee's responsibilities are as described in a written charter adopted by the Board, a copy of which is available on the Company's website at www.bridgelinedigital.com.

The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2016 with management and with the Company's independent registered public accounting firm, Marcum LLP. The Audit Committee has discussed with Marcum LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by the Public Company Accounting Oversight Board in Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with Marcum LLP its independence.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for fiscal 2016 be included in the Company's Annual Report on Form 10-K for fiscal 2016 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee:

Kenneth Galaznik, Chairman

Scott Landers

Joni Kahn

OTHER MATTERS

Audit Fees

The firm of Marcum LLP acts as our principal independent registered public accounting firm. They have served as our independent auditors since April 26, 2010. A representative of Marcum LLP is expected to attend this year's Annual Meeting, and he will have an opportunity to make a statement if he desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

The table below shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Marcum LLP for the fiscal years ended September 30, 2016 and September 20, 2015. The Company did not engage its independent registered public accounting firm during either of the fiscal years ended September 30, 2016 or September 20, 2015 for any other non-audit services.

Type of Service	Amount of Fee for Fiscal Year Ended
	September 30, 2016	September 30, 2015
Audit Fees	$240,450	$243,868
Audit-Related Fees	—	—
Tax Fees	—	—
Total	$240,450	$243,868

Audit Fees. This category includes fees for the audits of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of audits performed in connection with certain acquisitions.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

There were no other fees paid or accrued to Marcum LLP in the fiscal years ended September 30, 2016 or September 30, 2015.

Audit Committee Pre-Approval Policies and Procedures.

Before an independent public accounting firm is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended September 30, 2016, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

Code of Conduct and Ethics

The Company's Board of Directors has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Act that applies to all of the Company's officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics codifies the business and ethical principles that govern the Company's business. A copy of the Code of Ethics is available on the Company's website www.bridgelinedigital.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to its principal executive officer, principal financial officer or principal accounting officer) on its website. The Company's website is not part of this proxy statement.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO AUTHORIZE THE BOARD TO EFFECT A REVERSE STOCK SPLIT OF THE

COMPANY’S COMMON STOCK

Overview

The Board has determined that it is advisable and in the Company’s and its stockholders’ best interests that the Board be granted the authority to implement a reverse stock split of the outstanding shares of the Company’s Common Stock at any time on or prior to July 31, 2017, by a ratio up to one-for-five. Accordingly, stockholders are asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board to determine, in its sole discretion, whether to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders, as well as its specific timing.

The Board strongly believes that the reverse stock split is necessary to maintain our listing on The Nasdaq Capital Market. Accordingly, the Board has approved a resolution proposing an amendment to our Certificate of Incorporation to allow for the reverse stock split and directed that it be submitted for approval at the Meeting.

Should we receive the required stockholder approval for the Proposal, and the Board determines that effecting the reverse split is in our best interest, the Board will have the sole authority to elect, at any time on or prior to July 31, 2017, and without the need for any further action on the part of our stockholders whether or not to effect a reverse stock split. Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Delaware Division of Corporations not to effect the reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If the Board does not implement a reverse stock split on or prior to July 31, 2017, stockholder approval again would be required prior to implementing any reverse stock split.

In determining the reverse stock split ratio, the Board will consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term;

•	our ability to continue our listing on The Nasdaq Capital Market;

•	which reverse stock split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

Failure to approve the amendment could have serious, adverse effects on the Company and its stockholders. We could be delisted from The Nasdaq Capital Market because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If The Nasdaq Capital Market delists our Common Stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

The text of the form of the proposed amendment to our Certificate of Incorporation, which assumes the approval of this Proposal and that the Board decides to implement the reverse stock split at a one-for-five ratio, is attached hereto as Appendix B. By approving this Proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which up to five outstanding and treasury shares of Common Stock would be combined into one share of Common Stock, and authorize the Board to file such amendment, as determined by the Board in the manner described herein. The Board may also elect not to undertake any reverse stock split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reasons for the Reverse Stock Split

By potentially increasing our stock price, a reverse stock split would reduce the risk that our stock could be delisted from The Nasdaq Capital Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On August 19, 2016, we were notified by the Nasdaq Listing Qualifications Department that we were not in compliance with the $1.00 minimum bid threshold as our Common Stock had traded below the $1.00 minimum bid price for 30 consecutive business days. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we were provided an initial 180-calendar day period, or until February 15, 2017, to regain compliance. On February 16, 2017, we were notified by Nasdaq that we were eligible for an additional 180 calendar day period, or until August 14, 2017, to regain compliance. To regain compliance, our Common Stock must close at or above the $1.00 minimum bid price for at least 10 consecutive business days. If we do not regain compliance by that date in accordance with terms of the notice, Nasdaq will provide written notice that our securities will be subject to delisting from The Nasdaq Capital Market. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our securities would remain listed on the Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Capital Market, our Common Stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons.

The Board believes that a reverse stock split is a potentially effective means for us to maintain compliance with Nasdaq Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

The Board also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Marketplace Rules.

The Board expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, (ii) the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time or (iii) the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the reverse stock split to have any anti-takeover effects.

The proposed reverse stock split, if implemented, will have the effect of increasing our authorized Common Stock.

If implemented, the reverse stock split will have the effect of reducing the number of shares of our Common Stock issued and outstanding, without reducing the total number of authorized shares of our Common Stock. As a result, the reverse stock split will have the effect of increasing the number of our authorized, but unissued shares. The Company would therefore have the ability to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, without shareholder approval. The Company has no plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us. The proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

The following table contains approximate information relating to the Common Stock under the proposed reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, as of May 1, 2017:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Issuance(1)	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	50,000,000	20,967,876	4,911,983	24,120,141
Post-Reverse Stock Split 1:5	50,000,000	4,193,576	982,397	44,824,027

(1)     The pre-reverse stock split number of shares of our Common Stock reserved for future issuance includes the following, as of May 1, 2017:

●	2,741,405 shares reserved for issuance pursuant to outstanding options and warrants;
●	716,408 shares reserved for issuance pursuant to conversion of the Series A Preferred Stock currently outstanding; and
●	1,454,170 shares of Common Stock available for future grant under our Stock Option Plans.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act. Our Common Stock would continue to be reported on The NASDAQ Capital Market under the symbol “BLIN,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Effect on Series A Preferred Stock and Warrants

The reverse stock split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding securities issued by the Company, in accordance with the reverse stock split ratio determined by the Board (all figures are as of May 1, 2017):

•	236,438 shares of Series A Preferred Stock; and
•	warrants to purchase 2,741,405 shares of Common Stock.

The adjustments to the above securities, as required by the reverse stock split and in accordance with the reverse stock split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split.

Effect on Stock Option Plans

As of May 1, 2017, we had 1,454,170 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our Stock Option Plans (the “Plans”). Pursuant to the terms of the Plans, the Board or a committee thereof, as applicable, will adjust the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the plans to equitably reflect the effects of the reverse stock split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the Plans will be similarly adjusted.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio set forth in this proposal. If the proposed amendment is not approved by our stockholders, a reverse stock split will not occur.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by five will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the reverse stock split is authorized by the stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the exchange ratio of the reverse stock split. Retroactive restatement will be given to all share numbers in the financial statements and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the Proposal and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to a stockholder that is a “U.S. Holder,” as defined below. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. Special tax basis and holding period rules may apply to U.S. Holders that acquired different blocks of stock at different prices or at different times.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our Certificate of Incorporation, Delaware law and the NASDAQ Marketplace Rules, approval and adoption of the Proposal requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

THE ADJOURNMENT PROPOSAL

This proposal is presented to stockholders at the Meeting to approve an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve Proposal 2.

If, at the Meeting, the number of shares present or represented and voting in favor of the approval of Proposal 2 is not sufficient to approve that proposal, we currently intend to move to adjourn the Meeting in order to enable our Board of Directors to solicit additional proxies for the approval of Proposal 2. In that event, we will ask our stockholders to vote only upon Proposals 1, 3, 4 and 5, and not upon Proposal 2. In the event this Proposal 3 is approved, the Meeting may be adjourned from time to time to a date that is not more than 120 days after the original record date for the Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the Meeting and any adjourned session of the Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

Vote Required and Recommendation

If the proposal to adjourn the Meeting for the purpose of soliciting additional proxies is submitted to the stockholders for approval, such proposal will be approved by the affirmative vote of a majority of the votes cast at the Meeting.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 3, as to the adjournment of the Meeting if necessary or appropriate to solicit additional proxies in favor of the approval of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Marcum LLP to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2017. Marcum LLP has served as the Company's independent registered public accounting firm since April 2010. A representative from Marcum LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of Marcum LLP is not approved by a majority of the shares represented at the Meeting, the Company will consider the appointment of other independent registered public accounting firms.

Required Vote and Recommendation

Ratification of Marcum LLP as the Company’s independent auditors for the fiscal year ending September 31, 2017 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Marcum LLP as the Company’s independent auditors for the fiscal year ending September 30, 2017.

The Board recommends that stockholders vote “FOR” the ratification of Marcum LLP as our independent auditors for the fiscal year ending September 30, 2017.

PROPOSAL 5

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success, and to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return. We seek to closely align the interests of our named executive officers with the interests of our shareholders, and our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

Required Vote

This vote is advisory, which means that the vote on executive compensation is not binding on the company, our Board of Directors, or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”

 Vote Required and Recommendation

On this advisory, non-binding matter, the affirmative vote of at least a majority of the votes cast at the Annual Meeting is required to approve this Proposal 5.

The Board recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers.

 Other Matters

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms and amendments thereto received by it, the Company believes that during fiscal 2016 all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock complied with all applicable filing requirements, with the exception of one late filing pertaining to Robert Taglich for a stock option grant issued on May 10, 2016 and Preferred Series A stock dividend issued on July 1, 2016, for which a Form 4 was filed with the SEC on July 15, 2016.

Stockholder Proposals and Recommendations for Director

Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 80 Blanchard Road, 2nd Floor, Burlington, Massachusetts 01803 on or before January 18, 2018. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the date of the next annual meeting, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any stockholder proposal that is not submitted for inclusion in the Company’s Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on April 1, 2018.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by following the requirements under Article I, Section 10 of the Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a stockholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a stockholder of record on the date of giving such notice of a nomination as well as on the record date for determining the stockholders entitled to vote at the meeting at which directors will be elected.

To be timely, a stockholder's notice must be in writing and received by our corporate secretary at our principal executive offices as follows: (A) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (B) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

In addition, a stockholder's notice must contain the information specified in Article I, Section 10 of the Bylaws and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The stockholder making a nomination must personally appear at the annual or special meeting of stockholders to present the nomination, otherwise the nomination will be disregarded.

Stockholders interested in making a nomination should refer to the complete requirements set forth in our Bylaws filed as an exhibit to our Periodic Report on Form 10-Q filed with the Securities and Exchange Commission on February 17, 2015. Provided that the date of next year's annual meeting of stockholders is not advanced by more than 20 days or delayed by more than 60 days, from the first anniversary of the 2017 annual meeting, any stockholder who wishes to make a nomination to be considered for the next annual meeting must deliver the notice specified by our Bylaws between December 31, 2017 and January 30, 2018. The By-Laws contain a number of substantive and procedural requirements which should be reviewed by any interested stockholder. Any notice should be mailed to: Secretary, Bridgeline Digital, Inc., 80 Blanchard Road, 2nd Floor, Burlington, Massachusetts 01803.

By Order of the Board of Directors Michael D. Prinn Assistant Secretary May 16, 2017

Appendix A

PROXY

BRIDGELINE DIGITAL, INC.

80 Blanchard Road, 2nd Floor

Burlington, Massachusetts 01803

The undersigned, revoking all proxies, hereby appoints Roger Kahn and Michael Prinn and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Bridgeline Digital, Inc. (the "Company") which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on June 29, 2017, at 9:00 A.M. at the Company’s corporate headquarters located at 80 Blanchard Road, Burlington, Massachusetts and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report.

ANNUAL MEETING OF STOCKHOLDERS OF

BRIDGELINE DIGITAL, INC.

June 29, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect the following nominee as director.

NOMINEES

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

○ Michael Taglich

Instructions: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold as show here: ●

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

Appendix B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BRIDGELINE DIGITAL, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Bridgeline Digital, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting held on June 29, 2017 a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly approved said proposed amendment at a special meeting of stockholders held on June 29, 2017, in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:

That Article FOURTH, Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by deleting the first paragraph thereof and inserting in its place the following:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Fifty-One Million (51,000,000), of which Fifty Million (50,000,000) shares shall be Common Stock, having a par value of $.001 per share, and of which One Million (1,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.

That, effective at 5:00 p.m., Eastern time, on the filing date of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Effective Time”), a one-for-five reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (“New Common Stock”).

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional shares to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the New Common Stock for each five shares of the Old Common Stock previously represented by such certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 29th day of June, 2017.

BRIDGELINE DIGITAL, INC.

By:
Name: Roger Kahn Title: President and Chief Executive Officer